Exhibit 99.1
Kindred Biosciences Announces Third Quarter 2020 Financial Results
San Francisco, California (November 9, 2020) - Kindred Biosciences, Inc. (NASDAQ: KIN), a biopharmaceutical company focused on saving and improving the lives of pets, today announced financial results for the third quarter ended September 30, 2020 and provided updates on its programs. For the third quarter of 2020, KindredBio reported net revenues of $1.0 million and a net loss of $12.2 million, or $0.31 per share.
“Positive results from our pivotal efficacy study for prevention of parvovirus bring us a step closer to approval, as we work to transform how this deadly disease is treated and prevented,” said KindredBio’s Chief Executive Officer, Richard Chin, M.D. “We also look forward to additional pipeline catalysts by year-end, including completion of the pivotal efficacy study for the parvovirus treatment indication, initiation of the tirnovetmab (IL-31 antibody) pivotal study, and completion of our pilot study for inflammatory bowel disease.”
Development and Corporate Updates

Biologics Candidates
•On September 16, 2020, KindredBio reported positive results from its pivotal efficacy study of KIND-030, a monoclonal antibody targeting canine parvovirus (CPV). In the randomized, blinded, placebo-controlled study, KIND-030 was administered to dogs as prophylactic therapy to prevent clinical signs of CPV infection. The primary objectives of the study were met. All of the placebo-control dogs developed parvovirus infection as predefined in the study protocol, while none of the KIND-030 treated dogs developed the disease. Furthermore, the parvovirus challenge resulted in 60% mortality rate in the control dogs compared to 0% mortality rate in the KIND-030 treated dogs.
KIND-030 is being pursued for two indications in dogs: prophylactic therapy to prevent clinical signs of canine parvovirus infection and treatment of established parvovirus infection. The pivotal efficacy study for the treatment indication and pivotal safety study remain on track to be completed by year-end 2020, with approval expected by early 2021. Regulatory approval and review timeline are subject to the typical risks inherent in such a process.
•The pivotal efficacy study for tirnovetmab (KIND-016), a fully caninized, high-affinity monoclonal antibody targeting interleukin (IL)-31 for the treatment of atopic dermatitis in dogs, is on track to start in the fourth quarter of 2020. The scale up process continues to proceed as planned.

•A second pilot study to further assess dosing for KIND-032, a fully caninized monoclonal antibody targeting IL-4R for the treatment of atopic dermatitis in dogs, commenced in the third quarter of 2020. In December 2019, KindredBio unveiled positive results from a randomized, placebo-controlled laboratory pilot study of KIND-032.

•The pivotal efficacy study for KindredBio’s feline recombinant erythropoietin was initiated in the fourth quarter of 2019. KindredBio continues to implement practices consistent with guidance provided by the U.S. Food and Drug Administration (FDA) on clinical trials conducted during the COVID-19 pandemic to minimize impact on timelines.

•The pilot field effectiveness study for KindredBio's anti-TNF antibody for canine inflammatory bowel disease is on track to complete by year-end 2020. KindredBio continues to implement practices consistent with guidance provided by the FDA on clinical trials conducted during the COVID-19 pandemic to minimize impact on timelines.
Mirataz
•Dechra Pharmaceuticals PLC recognized continued growth in third quarter Mirataz sales in the US market. Dechra plans to launch Mirataz in the UK and European Union towards the end of 2020, and is planning registration in several other territories. The sale of Mirataz to Dechra for an upfront payment of $43 million and royalties on worldwide sales was completed in April 2020.

KindredBio Equine

The strategic evaluation of the future direction of the equine franchise remains ongoing.

•KindredBio recorded ZimetaTM (dipyrone injection) net product revenues of $4,000 in the third quarter, reflecting a downturn in equine events and transportation as a result of COVID-19. The FDA approved Zimeta for the control of pyrexia in horses in November 2019. The product also received Canadian approval in June 2020.

Third Quarter 2020 Financial Results
For the quarter ended September 30, 2020, KindredBio reported a net loss of $12.2 million or $0.31 per share, as compared to a net loss of $15.3 million or $0.39 per share for the same period in 2019. For the nine months ended September 30, 2020, the net loss was $10.9 million or $0.28 per share, as compared to a net loss of $45.7 million or $1.18 per share for the year-ago period.
The company recorded $1.0 million and $41.2 million in net revenues in the three and nine months ended September 30, 2020, compared with $1.1 million and $2.9 million for the same periods of 2019. The year-to-date increase in revenue was primarily due to $38.7 million from the sale of Mirataz to Dechra Pharmaceuticals, which was completed on April 15, 2020. The company recorded royalty revenue of $255,000 in the third quarter and $413,000 for the first nine months of 2020.

Substantially all of the $782,000 in product revenues recorded in the first nine months of 2020 were for Mirataz. As a result of the asset sale, no Mirataz revenue was recorded in the third quarter. Product revenues for Zimeta were $4,000 and $19,000 for three and nine months ended September 30, 2020, reflecting a downturn in equine events and transportation due to COVID-19. In conjunction with Mirataz and Zimeta, the company also recorded $12,000 and $29,000 in revenue derived from the co-marketing of products for partners, namely Butterfly Networks and Astaria Global, for the same periods in 2020.

On May 20, 2020, KindredBio announced an agreement with Vaxart, Inc. for the manufacture of Vaxart's oral vaccine candidate for COVID-19. The company recorded contract manufacturing revenue of $772,000 and $1.3 million based on the percentage completion of specific milestones for the three and nine months ended September 30, 2020, respectively. On October 7, 2020, KindredBio announced an expansion of the original agreement for the manufacture of Vaxart’s COVID-19 vaccine, among other vaccine candidates.
The cost of product sales totaled $5,000 in the third quarter and $3.6 million for the nine-month period, compared to $139,000 and $400,000 for the same periods in 2019. Cost of product sales in 2020 included a $3.5 million inventory write-off on Mirataz due to the transition to Dechra brand labelling. Cost of contract manufacturing revenues, which consisted primarily of the cost of direct materials, direct labor and overhead costs, were $300,000 and $636,000 for the three and nine months ended September 30, 2020.
Total research and development expenses for the three and nine months ended September 30, 2020 were $7.4 million and $23.7 million, respectively, compared to $7.3 million and $21.2 million for the year-ago periods. Stock-based compensation expense included in research and development expense was $434,000 and $1.5 million for the three and nine months ended September 30, 2020 compared to $475,000 and $1.4 million for the same periods in 2019. The $2.5 million year-over-year increase in research and development expenses was primarily due to the inclusion of expenses from the Kansas facility as it began to manufacture clinical trial material, partially offset by lower costs consistent with the decision to discontinue small molecule development in favor of biologics programs. Prior to 2020, construction and commissioning expenditures associated with the Kansas facility had been categorized as general and administrative expenses.
Selling, general and administrative expenses totaled $4.7 million and $18.7 million for the three and nine months ended September 30, 2020, compared to $9.4 million and $28.3 million for the same periods in 2019. The $9.6 million year-over-year decrease is the result of the re-categorization of Kansas plant expenditures as research and development expenses, and lower payroll and related expenses as a result of the elimination of KindredBio’s companion animal sales force. Stock based compensation expense was $1.7 million and $4.6 million for the third quarter and first nine months of 2020, versus $1.4 million and $4.2 million in the year-ago periods.

The company recorded restructuring charges of $282,000 and $4.2 million for the three and nine months ended September 30, 2020. Restructuring charges were the result of a strategic realignment to a biologics-only company, the prioritization of KindredBio’s late stage programs and an associated workforce reduction.
As of September 30, 2020, KindredBio had $66.8 million in cash, cash equivalents and investments, compared with $73.5 million as of December 31, 2019. Net cash used in operating activities for the first nine months of 2020 was approximately $3.3 million, reflecting payment received for the Mirataz asset sale. The Company also invested approximately $3.0 million in capital expenditures for the purchase of lab and manufacturing equipment for the Kansas facility.
With respect to spending in 2020, the Company remains focused on advancing its core biologics programs, several of which are in or expected to soon enter pivotal study stage. KindredBio anticipates operating expenses of between $53 million and $54 million, excluding the impact of stock-based compensation expense and the impact of acquisitions, if any. The 2020 operating expense includes the beforementioned restructuring charges, first quarter expenditures that reflect a full organizational structure and second quarter expenditures that reflect various mid-stage development programs that have since been put on hold. Excluding first half expenditures, the annualized run rate for 2020 is expected to be between $41 million and $43 million. KindredBio also plans to invest $3.0 million to $4.0 million in capital expenditures on lab and manufacturing equipment for its biologics programs in 2020. KindredBio believes its existing cash, cash equivalents and investments, the net reduction in the company's workforce, remaining proceeds from the Mirataz sale, and revenues in the form of royalties and contract manufacturing, will be sufficient to fund the current operating plan through mid-2022, excluding the drawdown of $30 million from its debt facility.
Webcast and Conference Call

KindredBio will host a conference call and webcast today at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Interested parties may access the call by dialing toll-free (855) 433-0927 from the U.S. or (484) 756-4262 internationally, and using conference ID 5758359. The call will be webcast live here, with a replay available at that link for 30 days.

Important Safety Information

ZimetaTM (dipyrone injection) should not be used more frequently than every 12 hours. For use in horses only. Do not use in horses with a hypersensitivity to dipyrone, horses intended for human consumption or any food producing animals, including lactating dairy animals. Not for use in humans, avoid contact with skin and keep out of reach of children. Take care to avoid accidental self-injection and use routine precautions when handling and using loaded syringes.  Prior to use, horses should undergo a thorough history and physical examination by a veterinarian. Monitor for signs of abnormal bleeding and use caution in horses at risk for hemorrhage. Concurrent use with other NSAIDs, corticosteroids and drugs associated with kidney toxicity, should be avoided. As a class, NSAIDs may be associated with gastrointestinal, kidney, and liver toxicity. The most common adverse reactions observed during clinical trials were elevated glucose conversion enzymes, decreased blood protein, and gastric ulcers. Please see the full Prescribing Information.
About Kindred Biosciences

Kindred Biosciences is a biopharmaceutical company developing innovative biologics focused on saving and improving the lives of pets. Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy. The Company’s strategy is to identify targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated targets for dogs and cats. KindredBio has a deep pipeline of novel biologics in development across many therapeutic classes, alongside state-of-the-art biologics manufacturing capabilities and a broad intellectual property portfolio.
For more information, visit: www.kindredbio.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.

These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: our limited operating history and expectations of losses for the foreseeable future; the absence of significant revenue from our products and our product candidates for the foreseeable future; the likelihood that our revenue will vary from quarter to quarter; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our products and our lead product candidates which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development activities; our dependence upon third-party manufacturers for supplies of our products and our product candidates and the potential inability of these manufacturers to deliver a sufficient amount of supplies on a timely basis; the uncertain effect of the COVID-19 pandemic on our business, results of operations and financial condition; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to enter into satisfactory agreements with third-party licensees of our biologic products or to develop a satisfactory sales organization for our equine small molecule products; our significant costs of operating as a public company; potential cyber-attacks on our information technology systems or on our third-party providers’ information technology systems, which could disrupt our operations; our potential inability to repay the secured indebtedness that we have incurred from third-party lenders, and the restrictions on our business activities that are contained in our loan agreement with these lenders; the risk that our 2020 strategic realignment and restructuring plans will result in unanticipated costs or revenue shortfalls; uncertainty about the amount of royalties that we will receive from the sale of Mirataz® to Dechra Pharmaceuticals PLC; the risk that the revenue from our delivery of services or products under any contract may be less than we anticipate if the other party to the contract exercises its right to terminate the contract prior to the completion of the contract; our potential inability to obtain and maintain patent protection and other intellectual property protection for our products and our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.

For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC.

As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.

The results stated in this press release have not been reviewed by the Food and Drug Administration or the United States Department of Agriculture Center for Veterinary Biologics, as applicable.

Contacts

For investor inquiries:
Katja Buhrer
Katja.buhrer@kindredbio.com
(917) 969-3438